EXHIBIT (12) (Page 1 of 2)

Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
(Dollars in Thousands)

                                                                           Years Ended December 31,
                                                          1993       1992        1991       1990        1989
Earnings:
Income/(Loss) before Income Taxes                              $(2,235)    $145,500   $136,965    $122,849   $ 87,036

Plus: Fixed Charges and Preferred Stock Dividends (Below)             55,473       49,268     53,842      64,619
64,717

Less: Capitalized Interest                                      (5,935)      (6,117)      (725)       (709)
(2,750)

Less: ESOP Debt Service Not Included in Pre-Tax
  Income/(Loss)                                                 (8,744)      (8,647)    (8,383)     (8,175)
(8,057)

Less: Equity Earnings from Unconsolidated Affiliates                  (1,480)      (6,665)    (7,259)     (7,942)
(11,477)

Plus: Dividends Received from Unconsolidated Affiliates                4,624        8,052     10,393      26,381
11,380

Total Defined Earnings                                         $41,703     $181,391   $184,833    $197,023   $140,849


Fixed Charges and Preferred Stock Dividends:

Interest Expense                                               $28,380     $ 20,780   $ 30,568    $ 40,856   $ 40,185

Preferred Stock Dividends *                                      8,448        8,638      8,718       8,843      8,948

Less: Preferred Stock Dividends Used to Meet ESOP Debt
  Service Requirements *                                   (8,448)     (8,638)     (8,718)    (8,843)     (8,948)

Plus: Capitalized Interest                                       5,935        6,117        725         709      2,750

Plus: ESOP Interest                                         8,896       9,621      10,081     10,467      10,538

Plus: Interest within Rental Expense                            12,262       12,750     12,468      12,587     11,244

Total Defined Fixed Charges and Preferred Dividends                  $55,473     $ 49,268   $ 53,842    $ 64,619   $
64,717

Ratio of Earnings to Fixed Charges and Preferred
  Stock Dividends                                              .75 to 1          3.68 to 1  3.43 to 1   3.05 to 1
2.18 to 1

*  Dividends on the Series C preferred shares, which are held by the ESOP Trust, are used to meet ESOP debt service requirements.
/TABLE
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EXHIBIT (12) (Page 2 of 2)

Ratio of Earnings to Fixed Charges
(Dollars in Thousands)

                                                                           Years Ended December 31,
                                                          1993       1992        1991       1990        1989
Earnings:
Income/(Loss) before Income Taxes                              $(2,235)    $145,500   $136,965    $122,849   $ 87,036

Plus: Fixed Charges (Below)                                     55,473       49,268     53,842      64,619     64,717

Less: Capitalized Interest                                      (5,935)      (6,117)      (725)       (709)
(2,750)

Less: ESOP Debt Service Not Included in Pre-Tax
  Income/(Loss)                                                 (8,744)      (8,647)    (8,383)     (8,175)
(8,057)

Less: Equity Earnings from Unconsolidated Affiliates                  (1,480)      (6,665)    (7,259)     (7,942)
(11,477)

Plus: Dividends Received from Unconsolidated Affiliates                4,624        8,052     10,393      26,381
11,380

Total Defined Earnings                                         $41,703     $181,391   $184,833    $197,023   $140,849


Fixed Charges:

Interest Expense                                               $28,380     $ 20,780   $ 30,568    $ 40,856   $ 40,185

Plus: Capitalized Interest                                       5,935        6,117        725         709      2,750

Plus: ESOP Interest                                         8,896       9,621      10,081     10,467      10,538

Plus: Interest within Rental Expense                            12,262       12,750     12,468      12,587     11,244

Total Defined Fixed Charges                                    $55,473     $ 49,268   $ 53,842    $ 64,619   $ 64,717

Ratio of Earnings to Fixed Charges                                   .75 to 1    3.68 to 1  3.43 to 1   3.05 to 1
2.18 to 1

/TABLE
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